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Exhibit 10.3

[Insert Date]

National Energy Resources Acquisition Company
1700 Broadway, Suite 2020
Denver, Colorado 80290

Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
New York, New York 10080
Attn: Assistant General Counsel

  Re:
  Initial Public Offering

Ladies and Gentlemen:

        This letter is being delivered to you in accordance with the Purchase Agreement (the "Purchase Agreement") entered into by and between National Energy Resources Acquisition Company, a Delaware corporation (the "Company") and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters (the "Underwriters"), relating to an underwritten initial public offering (the "Offering"), of 10,000,000 of the Company's units (the "Units"), each comprised of one share of the Company's common stock, par value $0.0001 per share (the "Common Stock"), and one warrant exercisable for one share of Common Stock (each, a "Warrant"). The Units sold in the Offering will be listed and traded on the American Stock Exchange pursuant to a Registration Statement on Form S-1 and prospectus (the "Prospectus") filed by the Company with the Securities and Exchange Commission. Certain capitalized terms used herein are defined in paragraph 10 [For CSD, PRM and HRL: 11] hereof.

        In order to induce the Company and the Underwriters to enter into the Purchase Agreement and to proceed with the Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned officer hereby agrees with the Company as follows:

        1.     The undersigned agrees that in connection with any proposed Business Combination, the undersigned shall vote any shares acquired by him or her in the Offering or the secondary public market in favor of any proposed Business Combination and in favor of an amendment to the Company's Certificate of Incorporation providing for the Company's perpetual existence in connection with a vote to approve a proposed Business Combination.

        2.     The undersigned officer hereby agrees that in the event that the Company fails to consummate a Business Combination within 24 months after the date of the final Prospectus relating to the Offering, the undersigned shall take all reasonable steps to (a) cause the Trust Account to be liquidated and distributed to the holders of Common Stock purchased in the Offering as soon as reasonably practicable and (b) cause the Company to be dissolved and liquidated as soon as reasonably practicable. The undersigned agrees that in connection with any cessation of the corporate existence of the Company, he or she will take all reasonable steps to cause the Company to adopt a plan of dissolution and distribution in accordance with Section 281(b) of the General Corporation Law of the State of Delaware or any successor provision thereto. The undersigned hereby waives any claim the undersigned may have in the future against the Trust Account, and will not seek recourse against the funds held in or distributed from the Trust Account prior to our initial business combination, in either case on account of, or arising out of, any contracts or agreements with the Company.

        3.     (a) The undersigned agrees that, in order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, until the earlier of the Company's completion of a Business Combination, the liquidation of the Company or until such time as the undersigned ceases to be an officer of the Company, the undersigned will present to the Company for its consideration, prior to presentation to any other entity, any relevant business opportunity with a fair market value of $80.0 million or more, subject to any pre-existing fiduciary or contractual obligations he or she might have.

          (b)   The undersigned understands that he or she will not participate in the formation of, or become affiliated as an officer, director or stockholder of, any other blank check company until the closing of this offering and will not become involved with any blank check company which will seek to complete a business combination with any entity engaged in the energy and natural resources industries as its principal business, until the Company has entered into a definitive agreement regarding its initial Business Combination; provided, however, that nothing contained herein shall override the undersigned's fiduciary obligations to any entity with which he or she is currently directly or indirectly associated or affiliated or by whom he or she is currently employed.

          (c)   The undersigned hereby agrees and acknowledges that (i) each of the Underwriters and the Company would be irreparably injured in the event of a breach by the undersigned of his or her obligations under paragraph 3(b), monetary damages may not be an adequate remedy for such breach and (ii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy such party may have, in the event of such breach.

        4.     [Include for CSD, PRM and HRL only]: In the event of the liquidation of the Trust Account, the undersigned agrees to indemnify and hold harmless the Company against claims by any contracted party for services rendered or products sold to the Company or by any entity that the Company has entered into an acquisition agreement with, but only to the extent necessary to ensure that such claims do not reduce the amount of funds in the Trust Account and only if such contracted party has not executed an agreement waiving claims against the Trust Account (whether or not such agreement is valid or enforceable). The undersigned will have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if within 15 days following written receipt of notice of the claim to the undersigned, the undersigned notifies the Company in writing that the undersigned will undertake such defense.

        5.     (a) Until the date which is 180 days after the completion of a Business Combination (the "Lock-Up Period"), the undersigned shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, with respect to any Units acquired in the Offering and the Common Stock and Warrants comprising the Units, the Common Stock issuable upon exercise of the Warrants or Warrants or any securities convertible into or exercisable or exchangeable for Common Stock or such Warrants or other rights to purchase Common Stock or any such securities (the "Offering Securities"), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Offering Securities, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii). The 180-day Lock-Up Period will be automatically extended if: (1) during the last 17 days of the 180-day period the Company issues an earnings release or announces material news or a material event; or (2) prior to the expiration of the 180-day period, the Company announces that it will release earnings results during the 16-day period following the last day of the 180-day period, in which case the restrictions described above will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or event.

          (b)   Notwithstanding the foregoing, the undersigned may transfer his or her Offering Securities (i) by gift to a member of the undersigned's immediate family or to a trust, the beneficiary of which is a member of the undersigned's immediate family, an affiliate of the undersigned or to a charitable organization; (ii) by virtue of the laws of descent and distribution upon death of the undersigned; (iii) pursuant to a qualified domestic relations order; (iv) in the event of the Company's liquidation prior to the Company's completion of a Business Combination or the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all the Company's stockholders having the right to exchange their Common Stock for cash, securities or other property subsequent to the Company's consummating a Business Combination with a target business or (v) to the Company's officers or directors or affiliates or family members of any of the Company's officers or directors; provided, however, that the permissive transfers set forth above may be implemented only upon the respective transferee's written agreement to be bound by the terms and conditions of this Letter Agreement. During the Lock-Up Period, the undersigned shall not grant a security interest in his or her Offering Securities.

          (c)   Further, the undersigned agrees that after the Lock-Up Period has elapsed, the Offering Securities shall only be transferable or saleable pursuant to a sale registered under the U.S. Securities Act or pursuant to an available exemption from registration.

        6.     The undersigned's biographical information furnished to the Company and attached here as Exhibit A is true and accurate in all respects and does not omit any material information with respect to the undersigned's background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K promulgated under the Securities Act of 1933, as amended. The undersigned's questionnaire furnished to the Company and the Underwriters and attached hereto as Exhibit B is true and accurate in all respects. The undersigned represents and warrants that:

          (a)   the undersigned is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

          (b)   the undersigned has never been convicted of or pleaded guilty to any crime (i) involving fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and the Founder is not currently a defendant in any such criminal proceeding;

          (c)   the undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registrations denied, suspended or revoked; and

          (d)   the undersigned believes that he has the financial means available to him to fulfill the undersigned's indemnification obligations hereunder.

        7.     The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to the Underwriters and its legal representatives or agents (including any investigative search firm retained by the Underwriters) any information they may have about the undersigned's background and finances ("Information"). Neither the Underwriters nor its agents shall be violating the undersigned's right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

        8.     (a) Except as disclosed in the prospectus relating to the Offering, neither the undersigned nor any affiliate of the undersigned will be entitled to receive, and no such person will accept, any finder's fee, reimbursement or other compensation of any kind from the Company for services rendered to the Company prior to or in connection with the consummation of a Business Combination other than reimbursement for any out-of-pocket expenses related to the Offering and identifying, investigating and consummating a Business Combination and up to $10,000 per month for office space, administrative services, and secretarial support.

          (b)   Neither the undersigned nor any affiliate of the undersigned will accept a finder's fee, consulting fee or any other compensation or fees from any person or other entity in connection with a Business Combination, other than compensation or fees that may be received for any services provided following a Business Combination.

        9.     The undersigned has full right and power, without violating any agreement by which he or she is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and serve as [specify office] [for CSD only: and the chairman of the board of directors] [for PRM and HRL only: and a director] of the Company, and hereby consents to being named in the Prospectus as an officer [for CSD only: and the chairman of the board of directors] [for PRM and HRL only: and a director] of the Company. The undersigned agrees to serve as [specify office] [for CSD only: and the chairman of the board of directors] [for PRM and HRL only: and a director] of the Company until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company; provided, however, that the undersigned is not obligated to contribute a minimum number of hours per week to the Company's business or operations. The undersigned acknowledges that the foregoing does not interfere with or limit in any way the right of the Company to terminate the undersigned's employment at any time (subject to other contractual rights the undersigned might have) nor confer upon the undersigned any right to continue in the employ of the Company.

        10.   The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company that is affiliated with NRCO LLC or any of the Company's officers or directors, including the undersigned, unless the Company obtains an opinion from an independent investment banking firm that is a member of the Financial Industry Regulatory Authority and is reasonably acceptable to Merrill Lynch, Pierce, Fenner & Smith Incorporated and the approval of a majority of the Company's independent directors that the Business Combination is fair to the Public Stockholders from a financial point of view.

        11.   As used herein, (i) a "Business Combination" shall mean a business combination, whether through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar type of transaction, with one or more target businesses that have an aggregate fair market value of at least 80% of the amount held in the Trust Account (excluding the amount held in the trust account representing the underwriters' deferred commission) at the time of such business combination, (ii) "Public Stockholders" shall mean the holders of securities issued in the Offering and (iii) "Trust Account" shall mean the trust fund into which a portion of the net proceeds of the Offering and the proceeds of the private placement in connection therewith will be deposited.

        12.   This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto. No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This letter agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of Colorado, without giving effect to its choice of laws principles. This letter agreement shall be binding on the undersigned and such person's respective successors, heirs, personal representatives and assigns. This letter agreement shall terminate on the earlier of (i) the expiration of the Lock-Up Period and (ii) the liquidation of the Company; provided, that this letter agreement shall earlier terminate in the event that the Offering is not consummated and closed by [                                    ], 2008.

[Signature page follows]

Sincerely,
[Name]

Exhibit A

(Attached)

Exhibit B

(Attached)

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  Exhibit 10.3